Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 1 to Form F-1 on Form F-3 (File No. 333-265333) of our report dated April 19, 2023, relating to the consolidated financial statements of SAI.TECH Global Corp (formerly known as “TradeUP Global Corporation”), appearing in its Annual Report on Form 20-F for the year ended December 31, 2022.

We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Audit Alliance LLP

Singapore

June 23, 2023